                                                                   EXHIBIT 10.16

                             SEPARATION AGREEMENT

     It is hereby agreed by and between J. Darby Sere and his former employer, Bellwether Exploration Company (hereinafter "Bellwether"), that Mr. Sere has been released from his employment by Bellwether effective August 2, 1999 (hereinafter "Separation Date"), and that in order to resolve amicably all matters concerning his employment and release, Mr. Sere and Bellwether, in consideration of their mutual promises and other consideration itemized below, hereafter enter into the following agreement:

     1. Nothing stated in this Agreement, or stated or done in connection herewith, shall constitute or indicate in any way any wrongdoing of any kind either by Mr. Sere or Bellwether.

     2. Bellwether agrees that upon execution by Mr. Sere and receipt by its representative of this Agreement and the Release appended as Exhibit A and the expiration of the seven (7) day revocation period provided for herein, Bellwether will pay Mr. Sere the sum of One Million Ninety Six Thousand Two Hundred and 00/100's Dollars ($1,096,200.00) which represents payment for three times the sum of (1) Mr. Sere's current salary and (2) his last annual bonus. Mr. Sere shall also be paid an amount equal to fifteen percent of his base salary in lieu of outplacement services which is included in the $1,096,200.00 figure stated above. The payments made hereunder shall be less standard payroll deductions for Federal Income Tax and FICA.

     3. Mr. Sere shall also receive, upon the expiration of the seven (7) day revocation period provided for herein, by reason of his execution of this agreement the following:

     a. The immediate vesting of any of Mr. Sere's executive options to purchase securities of Bellwether which were not vested by their own terms on the date of termination and the extension of Mr. Sere's rights to exercise all of his options to purchase securities of Bellwether for a period equal to the lesser of (i) three years following the date of termination or (ii) the remaining term of the applicable option. The Compensation Committee of Bellwether shall execute minutes reflecting such agreement as seen in the attached Exhibit 3(a).

     b. Continued coverage, at Bellwether's cost, under Bellwether's medical, dental and health benefits (but not life or disability insurance) for a period of six (6) months from the date of termination.

     c. The payment of $2,688.78 being the total of any of Mr. Sere's unreimbursed expenses in the performance of his duties hereunder through the date of termination.

     d. Assignment of title to Mr. Sere's car, with Mr. Sere paying any resulting transfer or registration fees. Mr. Sere will be liable for any income taxes that may be due by reason of such sale or transfer, as the case may be.

     e. Bellwether hereby waives any recoupment rights against the split dollar life insurance policy for which it currently pays premiums on behalf of Mr. Sere. Mr. Sere shall be obligated to pay any further premiums on such life insurance policy and any taxes that may be due by him by reason of such assignment or waiver. Bellwether shall execute whatever documents are necessary to effect this agreement with the insurance company.

     f. No later than September 3, 1999, Mr. Sere agrees to pay off in full an advance on Mr. Sere's behalf under a line of credit in favor of Bellwether, which advance is in the amount of $331,446.75 including accrued interest as of July 31, 1999, with the execution of a non-recourse loan from Bellwether to Mr. Sere in the amount of the advance plus the accrued interest to the date of execution pursuant to the terms set forth in the attached Exhibit 3(h). Such loan will be secured by a security interest in a sufficient number of shares of Bellwether common stock owned by Mr. Sere to fully collateralize the loan (approximately 65,000 shares as of August 2, 1999). A draft of the Stock Pledge Agreement is also attached as Exhibit 3(h).

     4. No further payments or benefits of any kind (except those made pursuant to Bellwether's deferred compensation plan) shall be due Mr. Sere by Bellwether by reason of his employment or this agreement except those set forth above.

     5. Mr. Sere acknowledges that during the course of his employment he has had access to certain trade secrets of Bellwether and that such trade secrets constitute valuable, highly confidential, special and unique property of Bellwether, which Mr. Sere agrees not to disclose. These "trade secrets" are drawings, specifications, computer programs, training manuals, engineering studies, compilations of product research, marketing techniques, and files, records and documents relating thereto. Also, the "trade secrets" include lists of customers who utilize

Bellwether's technical services, and related customer information. However, such customer lists do not include customers which Mr. Sere knew before he was employed by Bellwether; neither do such customer lists include customers which could readily be identified by someone outside the employ of Bellwether. These "trade secrets" shall not include any information readily discernable from trade or general circulation publications or otherwise existing or available in the public domain. In this regard, it is expressly understood that the obligations of paragraph 7 of the June 1, 1998 Employment Agreement with Mr. Sere shall survive the termination of Mr. Sere's employment with the Bellwether and the execution of the attached release.

     6. Employees and directors of Bellwether shall refrain from making any derogatory or disparaging remarks to any third party against Mr. Sere with respect to his employment by Bellwether, his performance, his character, or any such matters. Further, employees and directors of Bellwether shall refrain from discussions among themselves using any such derogatory or disparaging remarks.

     7. Mr. Sere shall refrain from making any derogatory or disparaging remarks regarding his employment by Bellwether, or Bellwether's services, management, or operations to any third party other than members of Mr. Sere's immediate family.

     8. Mr. Sere agrees that he will be reasonably available to consult and otherwise cooperate with Bellwether after the Separation Date with respect to matters of business for which Mr. Sere had any direct responsibility during his employment by Bellwether. However, any such consulting or request for consulting shall not interfere with Mr. Sere's endeavors after the Separation Date or with his subsequent employment.

     9. Mr. Sere acknowledges that he has been given a period of at least forty-five (45) days within which to consider this Agreement and the Release to be executed hereunder, and that these documents have been executed by him voluntarily, with full knowledge of all relevent information and after ample opportunity to consult with legal counsel. Mr. Sere is hereby advised to consult with an attorney prior to entering this Agreement and the Release to be executed hereunder. Mr. Sere and Bellwether further agree that Mr. Sere has a period of seven (7) days following his execution of this Agreement and the Release to be executed hereunder in which to revoke these documents by delivering to Bellwether's undersigned representative written notice of his revocation, and by returning the consideration conveyed herein, and that this Agreement and the Release executed hereunder shall not become effective or enforceable until such revocation period has expired.

     10. This Agreement shall be binding on and inure to the benefit of Mr. Sere and Bellwether as well as all of their heirs, executors, administrators, officers, directors, employees, stockholders, successors and assigns, and all subsidiaries, affiliates and representatives of any of the foregoing entities.

     11. Bellwether and Mr. Sere agree that this Agreement and the Release shall be construed under the laws of Texas and, if necessary, litigated in Houston, Texas.

     IN WITNESS HEREOF, the parties to this Agreement have executed this instrument on the dates set forth below.


Date: 8/9/99                              /s/ J. Darby Sere
      ------                              -----------------------------
                                          J. Darby Sere

                                     Bellwether Exploration Company


Date: 9 Aug 99                       By: /s/ Robert J. Bensh
      --------                           -----------------------------
                                         (Name)  Robert J. Bensh
                                         (Title) Vice President, Capital Markets

                                   EXHIBIT A

                                    RELEASE

        FOR VALUABLE CONSIDERATION PAID, receipt of which is hereby acknowledged, J. Darby Sere, for himself, his heirs, executors, administrators, and assigns, agrees to hereby release, acquit and forever discharge Bellwether Exploration Company as well as each of its officers, directors, stockholders, successors, assigns, divisions, subsidiaries, agents and employees (hereinafter collectively "Bellwether"), of and from any and all obligations, claims, counterclaims, third-party claims, debts, demands, covenants, contracts, security agreements, promises, agreements, liabilities, controversies, costs, expenses, attorneys' fees, actions, amended causes of action, or causes of action whatsoever, whether known or unknown, suspected or unsuspected, he ever had or now has or claims to have against Bellwether from the beginning of the world to the day and date hereof, including specifically but not exclusively, and without limiting the generality of the foregoing, any and all claims, demands and causes of action, known or unknown, suspected or unsuspected, arising out of any transaction, act or omission concerning his former employment by Bellwether, and all claims of every kind which may arise under the federal, state or local statutory or common law, including the federal Age
Discrimination in Employment Act; provided, however, that nothing contained herein shall release Bellwether from the obligations spelled out in a Separation Agreement between him and Bellwether of even date.

        FOR VALUABLE CONSIDERATION GIVEN, receipt of which is hereby acknowledged, Bellwether Exploration Company (hereinafter collectively "Bellwether") do hereby release, acquit, and forever discharge J. Darby Sere as well as his heirs, executors, administrators, and assigns, of and from any and all obligations, claims, counterclaims, third-party claims, debts, demands, covenants, contracts, security agreements, promises, agreements, liabilities, controversies, costs, expenses, attorneys' fees, actions, amended causes of action, or causes of action whatsoever, whether known or unknown, suspected or unsuspected, which Bellwether ever had or now has or claims to have against
J. Darby Sere from the beginning of the world to the day and date hereof, including specifically but not exclusively, and without limiting the generality of the foregoing, any and all claims, demands and causes of action, known or unknown, suspected or unsuspected, arising out of any transaction, action or omission concerning J. Darby Sere's former employment by Bellwether, and all claims of every kind which may arise under any federal, state or local statutory or common law; provided however, that nothing contained herein shall release J. Darby Sere from the obligations spelled out in a Separation Agreement between him and Bellwether of even date.

        J. Darby Sere hereby acknowledges that he is executing this Release pursuant to the terms of the Separation Agreement identified above, that certain consideration provided to him pursuant to that Separation Agreement is in addition to what he would have been entitled to receive in the absence of such Agreement, that he has been advised to consult with an attorney in connection with both the Separation Agreement and this Release, that he has had at least forty-five (45) days in which to consider entering into the Separation Agreement and providing this Release, and that he will have seven (7) days following the execution of both the Separation

Agreement and this Release in which to revoke these documents by delivering his written revocation to the person who executed the Separation Agreement on behalf of Bellwether.

        J. Darby Sere and Bellwether further hereby covenant and agree that this Release shall be binding in all respects upon themselves, their heirs, executors, administrators, assigns and transferees and all persons claiming under them, and shall inure to the benefit of the officers, directors, stockholders, assigns, divisions, subsidiaries, agents, employees, and successors in interest of J. Darby Sere and Bellwether.

        IN WITNESS WHEREOF, I have signed this Release this the 9th day of August, 1999.

                                        /s/ J. Darby Sere
                                        -------------------------------------
                                        J. Darby Sere

        IN WITNESS WHEREOF, I have signed this Release on behalf of Bellwether Exploration Company on this 9th day of August, 1999.


                                        /s/ Robert J. Bensh
                                        --------------------------------------
                                        (Name) Robert J. Bensh
                                        (Title) Vice President, Capital Markets

                                EXHIBIT "3(a)"

                        BELLWETHER EXPLORATION COMPANY

                          Minutes of the Meeting of
                          The Compensation Committee
                           Of the Board of Directors

                                August 2, 1999

        A meeting of the Compensation Committee ("Committee") of the Board of Directors of Bellwether Exploration Company, a Delaware corporation ("Company") was held on August 2, 1999 via telephone conference. Messrs. A.K. McLanahan, Vincent H. Buckley and Dr. Jack Birks, constituting all of the members of the Committee, were present at such meeting, after having waived notice of such meeting.

        The meeting was called to order. The Committee discussed the previous grants of stock options to Mr. J. Darby Sere ("Mr. Sere") and Mr. William C. Rankin ("Mr. Rankin") under the 1994 Stock Incentive Plan and the 1996 Stock Incentive Plan, as the case may be, the dates and amounts of such grants being set forth more fully on Exhibit "A". The plans provide, in part, that recipients of such stock option grants must be in the continuous emloyment of the Company for the grants to remain effective. The above individuals are leaving the employment of the Company and in view of their valuable contributions to the Company, it is the opinion of the Committee that their option grants should continue, notwithstanding their departure from Company, for a period so indicated on the attached Exhibit "A".

        In furtherance thereof, upon motion duly made and seconded, the following resolutions were unanimously adopted by the Committee:

        RESOLVED, that the provisions of the 1994 and 1996 Stock Incentive Plans and the grants made thereunder to Mr. Sere and Mr. Rankin, be waived as to these provisions governing the termination of grants in the event that a stock option recipient ceases working for the Company; and

        FURTHER RESOLVED, that all stock options issued to Mr. Sere and Mr. Rankin immediately vest on August 2, 1999 with a termination date so indicated on Exhibit "A", and

        FURTHER RESOLVED, that the proper officers of the Company be, and each of them hereby are, authorized and directed, for and on behalf of the Company, to execute and deliver any and all documents and to take any and all steps and do any and all things which they may deem necessary or advisable in order to effectuate the purposes of the foregoing resolutions.

        IN WITNESS WHEREOF, the undersigned have executed these minutes as of the date first written above.

                                        /s/ Jack Birks
                                        ---------------------------
                                        Dr. Jack Burks



                                        /s/ Vincent H. Buckley
                                        ---------------------------
                                        Vincent H. Buckley



                                        ---------------------------
                                        A.K. McLanahan

                                  EXHIBIT "A"


--------------------------------------------------------------------------------
                                                             EXP.        DATE
     NAME                AMOUNT      PLAN       PRICE        DATE       GRANTED
--------------------------------------------------------------------------------
J. DARBY SERE           120,000      1994      $ 5.6250     8/2/02      6/30/94
                         25,000      1994      $ 5.75       8/2/02      5/26/95
                         55,000      1996      $ 6.2500     8/2/02      9/16/96
                         23,000      1996      $12.3750     8/2/02      9/10/97
                          8,000      1996      $12.3750     8/2/02      9/10/97
                          8,000      1996      $12.3750     8/2/02      9/10/97
                          8,000      1996      $12.3750     8/2/02      9/10/97
                          8,000      1996      $12.3750     8/2/02      9/10/97
                         54,000      1996      $ 6.25       8/2/02      10/5/98
--------------------------------------------------------------------------------
WILLIAM C. RANKIN        30,000      1994      $ 3.344      8/2/01      3/26/99
                         24,000      1996      $ 6.25       8/2/01      10/5/98
                          9,400      1996      $10.6250     8/2/01     11/21/97
                          9,400      1996      $10.6250     8/2/01     11/21/97
                          9,400      1996      $10.6250     8/2/01     11/21/97
                          9,400      1996      $10.6250     8/2/01     11/21/97
                         15,600      1996      $10.6250     8/2/01     11/21/97
                         15,600      1996      $10.6250     8/2/01     11/21/97
                         15,600      1996      $10.6250     8/2/01     11/21/97
                         15,600      1996      $10.6250     8/2/01     11/21/97
--------------------------------------------------------------------------------

                                                                    EXHIBIT 3(i)
                                                                      (PART ONE)

                          NONRECOURSE PROMISSORY NOTE

$ __________                     HOUSTON, TEXAS            _______________, 1999


     FOR VALUE RECEIVED, J. DARBY SERE ("Mr. Sere"), promises to pay to the order of BELLWETHER EXPLORATION COMPANY (together with any subsequent holder of this Note, "Bellwether"), at its offices at 1221 Lamar, Suite 1600, Houston, Texas 77020-3039, the sum of ___________________________________________ DOLLARS
(or such lesser sum as shall then be outstanding hereunder), together with interest on the unpaid principal balance from time to time outstanding at SEVEN PERCENT (7%) per annum. All past-due principal and accrued interest thereon shall, at the option of Bellwether, bear interest from maturity (stated or by acceleration) until paid at the Highest Lawful Rate (as hereinafter defined).

     1. Payments. The principal of this Note and all unpaid, accrued interest hereon is payable in full on the third anniversary of this Note. If any payment is due on a day which is not a Business Day, Mr. Sere shall be entitled to delay such payment until the next Business Day, but interest shall continue to accrue until the payment is in fact made. Each payment or prepayment hereon must be paid at the address of Bellwether set forth above in lawful and freely transferable money of the United States of America and in funds which are available for immediate use by Bellwether at such office by noon (Houston time) on the day due, without setoff or counterclaim. "BUSINESS DAY" means every day on which banks in Texas are open for banking business.

     2. Prepayments. Mr. Sere may prepay the principal of and accrued interest on this Note from time to time at any time, in whole or in part, without premium or penalty.

     3. Security. This Note is secured by a Stock Pledge Agreement from Mr. Sere to Bellwether dated ___________, 1999.

     4. Order of Application. All payments and prepayments on this Note shall be applied by Bellwether as follows: first, to accrued interest; and second, to principal.

     5. Default. The term "DEFAULT" means: (a) The failure or refusal of Mr. Sere to make any payment hereunder when due or to comply with any provision herein; (b) a default under any document relating to the security described in Paragraph 3; (c) the discovery by Bellwether that any statement by Mr. Sere herein or in connection herewith is false or misleading; or (d) Mr. Sere becomes insolvent, fails to pay his debts generally as they become due or becomes the subject of any proceeding under any debtor relief law. In the event of a Default, Bellwether may (i) declare the entire unpaid balance of this Note, or any part hereof, immediately due and payable, whereupon it shall be due and payable (provided that, upon the occurrence of a Default under clause (c) above, this Note shall automatically become due and payable without notice or other action of any kind), (ii) offset against this Note any sum or sums owed by Bellwether to Mr. Sere, and (iii) proceed to protect and enforce any other legal or equitable right or remedy. No delay on the part of Bellwether in the exercise of any power or right or single or partial exercise of any such power or right, under this Note or any other instrument executed in connection herewith, shall operate as a waiver thereof. Enforcement of any security for this Note shall not constitute an election of remedies so as to preclude the exercise of any other remedy.

     6. Waiver. Mr. Sere and each other party ever liable for the payment of any sum hereunder jointly and severally waive demand, presentment, protest, notice of nonpayment, notice of intention to accelerate, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree that their liability regarding this note shall not be affected by any renewal, extension, indulgence or any release or change in security, and hereby consent to any and all renewals, extensions, indulgences, releases or changes, regardless of the number thereof.

     7. Attorneys' Fees and Costs. In this Note is placed in the hands of an attorney for collection, or if this Note is collected in whole or in part through legal proceedings of any nature. Subject to the Nonrecourse Clause in Paragraph 13 below, Mr. Sere shall pay all costs of collection, including but not limited to reasonable attorneys' fees incurred by Bellwether whether or not suit is filed.

     8. Notices. Any notice or demand given hereunder by Bellwether shall be deemed to have been given and received (a) when actually received by Mr. Sere, if delivered in person, or (b) if mailed to the address below (whether ever received or not), two Business Days after deposit in the U.S. Mail, postage prepaid.

     9. Governing Law. This Note is intended to be performed in Texas and the laws of Texas shall govern its validity, enforcement and interpretation. Bellwether and Mr. Sere each hereby irrevocably submits to the nonexclusive jurisdiction of the state and federal courts of the State of Texas and irrevocably waives any objection to venue or claim of an inconvenient forum with respect to the district courts of Harris County, Texas, or the U.S. District Court for the Southern District of Texas (Houston Division) in any dispute related to this Note, and irrevocably consents to the service of process out of any of such courts by postage prepaid certified mail to its address below.

     10. Headings. The headings herein are for convenience only and shall not be deemed a part hereof.

     11. Successors and Assigns. All agreements in this note shall bind each party's successors and assigns (provided, however, that Mr. Sere may not, without the prior consent of Bellwether, assign any rights, powers or obligations under this note).

     12. Maximum Interest Rate. Regardless of any provision contained herein or in any document related hereto, Bellwether shall never be entitled to receive, collect or apply as interest any amount in excess of the Highest Lawful Rate. In the event Bellwether ever receives, collects or applies as interest any such excess, it shall be deemed a partial prepayment of principal and treated hereunder as such and, if the principal hereof is paid in full, any remaining excess shall be refunded to Mr. Sere." HIGHEST LAWFUL RATE" means the maximum rate of interest which Bellwether is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

     13. Nonrecourse Clause. Notwithstanding anything to the contrary contained herein or in the Stock Pledge Agreement or in any other instrument executed in connection herewith or therewith, there shall be no personal liability on Mr. Sere, or on his successors or assigns, to pay the indebtedness evidenced by this Note. Bellwether shall only look to the Collateral under the Stock Pledge Agreement to pay any principal and interest due under this Note, as well as any costs of collection or attorneys fees.

     14. Entirety and Amendments. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements by the parties. There are no unwritten oral agreements between the parties. This note embodies the entire written agreement between the parties, supersedes all prior written agreements and understandings, if any, relating to the subject matter hereof, and may be amended only by an instrument in writing executed jointly by Bellwether and Mr. Sere.

Address:

3618 Robinhood                          -----------------------------------
Houston, Texas 77005                    J. DARBY SERE

                                                                   EXHIBIT 3(ii)
                                                                      (Part Two)

                            STOCK PLEDGE AGREEMENT

        THIS AGREEMENT is executed as of ___________, 1999, by J. Darby Sere ("Pledgor") for the benefit of BELLWETHER EXPLORATION COMPANY (together with its successors and assigns, "Bellwether").

        FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Pledgor agrees with Bellwether as follows:

        1. Reference to Note. This agreement is being executed and delivered pursuant to the terms and conditions of the $________ Nonrecourse Promissory Note dated _______, 1999, made by Pledgor and payable to the order of Bellwether (as the same may hereafter be renewed, extended, amended or supplemented, the "Note").

        2. Security Interest. In order to secure the full and complete payment and performance of all indebtedness, liabilities and obligations owed by Pledgor to Bellwether under the Note and all indebtedness, liabilities and obligations of Pledgor arising under this agreement (the "Obligation") when due, Pledgor hereby grants to Bellwether a security interest in, and pledges and assigns to Bellwether, the following items and types of property (the "Collateral"): (a) 65,000 shares of Bellwether's common stock (the "Stock"), and (b) all cash and noncash proceeds of the Stock.

        3. Representations and Warranties. Pledgor represents and warrants to Bellwether that:

            (a) Pledgor's address is as specified opposite its signature below and is where Pledgor is entitled to receive notices hereunder.

            (b) The Stock is duly authorized, validly issued, fully paid and non-assessable, and the transfer thereof is not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws.

            (c)  Pledgor owns the Stock free and clear of all liens.

        4.  Covenants. Pledgor shall:

            (a) Promptly notify Bellwether of any change in any fact or circumstances represented or warranted by Pledgor with respect to any of the Collateral.

            (b) Promptly notify Bellwether of any claim, action or proceeding affecting the security interest granted and the pledge and assignment made under Paragraph 2 (the "Security Interest") or title to all or any of the Collateral and, at the request of Bellwether, appear in and defend, at Pledgor's expense, any such action or proceeding.

            (c)  Not sell or otherwise dispose of the Collateral.

            (d) Not create, incur or suffer to exist any other lien upon the Collateral.

            (e) At Pledgor's expense and Bellwether's request, file or cause to be filed such applications and take such other actions as Bellwether may request to obtain the consent or approval of any tribunal to Bellwether's rights hereunder, including, without limitation, the right to sell at the Collateral upon a Default (as defined in the Note) without additional consent or approval from such tribunal (and, because Pledgor agrees that Bellwether's remedies at law for failure of Pledgor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Pledgor agrees that its covenants in this provision may be specifically enforced).

            (f) From time to time, promptly execute and deliver to Bellwether all such other assignments, certificates, supplemental documents and financing statements, and do all other acts or things as Bellwether may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Security Interest.

            (g) Not relocate Pledgor's address unless prior thereto Pledgor (i) gives Bellwether at least 30 days prior written notice of such relocation (such notice to include, without limitation, the name of the county or parish and state into which such relocation is to be made), and (ii) executes and delivers all such additional documents and performs all additional acts as Bellwether may request in its sole discretion in order to continue or maintain the existence and priority of the Security Interest in such Collateral.

        5. Default; Remedies. If a Default exists, Bellwether may, at its election, exercise any and all rights available to a secured party under the Uniform Commercial Code as enacted in Texas or any other applicable jurisdiction, as amended at the time in question (the "UCC"), in addition to any and all other rights afforded by the Note, at law, in equity, or otherwise, including, without limitation, applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Pledgor hereby consents to any such appointment).

            (a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Pledgor and to any other person entitled to notice under the UCC; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Bellwether may sell or otherwise dispose of the Collateral without notification, advertisement, or any other notice of any kind. It is agreed that notice sent or given not less than five calendar days prior to the taking of the action to which the notice relates is reasonable for the purposes of this subparagraph.

            (b) Sales of Securities. In connection with the sale of the Stock, Bellwether is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary by Bellwether to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws, and no sale so made in good faith by Bellwether shall be deemed not to be "commercially reasonable" because so made.

            (c) Application of Proceeds. Bellwether shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 5 in the following order: First, to the payment of all its expenses incurred in retaking, holding and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Bellwether under Paragraph 6; and third, toward payment of the balance of the Obligation in such order and manner as Bellwether, in its discretion, may deem advisable. Any surplus remaining shall be delivered to Pledgor or as a court of competent

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

jurisdiction may direct. Bellwether shall only look to the Collateral to pay any principal and interest due under the Note, as well as any costs of collection or attorneys' fees.

        6.  Other Rights of Bellwether.

            (a) Performance. In the event Pledgor shall fail to perform any of its obligations hereunder with respect to the Collateral, then Bellwether may, at its option, but without being required to do so, take such action. Any sum expended or paid by Bellwether under this subparagraph (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the Highest Lawful Rate (as defined in the Note) until paid and, together with such interest, shall be payable by Pledgor to Bellwether upon demand and shall be part of the Obligation.

            (b) Record Ownership of Securities. If a Default exists, Bellwether may have the Stock registered in its name, or in the name of its nominee or nominees.

            (c) Voting of Securities. So long as no Default has occurred, Pledgor shall be entitled to exercise all voting rights pertaining to the Stock. If a Default exists, the right to vote the Stock shall be vested exclusively in Bellwether. To this end, Pledgor irrevocably appoints Bellwether the proxy and attorney-in-fact of Pledgor, with full power of substitution, to vote and to act with respect to the Stock, subject to the understanding that such proxy may not be exercised unless a Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

            (d) Certain Proceeds. Any and all stock dividends or distributions in property made on in respect of the Stock, and any proceeds of the Stock, whether such dividends, distributions, or proceeds result from a subdivision, combination or reclassification of the outstanding capital stock of Bellwether or as a result of any merger, consolidation, acquisition or other exchange of assets to which Bellwether may be a party, or otherwise, shall be a part of the Collateral hereunder, shall, if received by Pledgor, be held in trust for the benefit of Bellwether, and shall forthwith be delivered to Bellwether (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Pledgor in accordance with Bellwether's instructions) to be held subject to the terms hereof. Any cash proceeds of Collateral which come into the possession of Bellwether may, at Bellwether's option, be applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of Pledgor for any general or specific purpose, or be retained in whole or in part by Bellwether as additional Collateral.

        7.  Miscellaneous.

            (a) Governing Law. This agreement is intended to be performed in Texas and the laws of Texas shall govern its construction, validity, enforcement and interpretation.

            (b) Term. Upon full and final payment and performance of the Obligation, this agreement shall thereafter terminate upon receipt by Bellwether of Pledgor's written notice of such termination.

            (c) Actions Not Releases. The Security Interest and Pledgor's obligations shall not be affected by the occurrence of any one or more of the following events: (i) The acceptance of any other security for the Obligation;
(ii) any release, surrender, exchange, subordination or loss of any security for the Obligation; (iii) the modification of, amendment to, or waiver of compliance with any terms of the Note; (iv) the


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

insolvency, bankruptcy or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligation; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligation or any adjustment, indulgence, forbearance or compromise that may be granted or given by Bellwether to Pledgor; (vi) any neglect, delay, omission, failure or refusal of Bellwether to take or prosecute any action in connection with any other instrument evidencing or securing the Obligation; (vii) the illegality, invalidity or unenforceability of all or any part of the Obligation against any party obligated with respect thereto by reason of the fact that the Obligation, or the interest paid or payable with respect thereto, exceeds the amount permitted by law, the act of creating the Obligation, or any part thereof, is ultra vires, or the persons creating same acted in excess of their authority, or for any other reason; or (viii) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason Bellwether is required to refund such payment or pay the amount thereof to someone else.

            (d) Waivers. Pledgor waives (i) any right to require Bellwether to proceed against any other person, to exhaust its rights in the Collateral, or to pursue any other right which Bellwether may have; (ii) with respect to the Obligation, presentment and demand for payment, protest, notice of protest and nonpayment and notice of the intention to accelerate; and (iii) all rights of marshaling.

            (e) Financing Statement. Bellwether shall be entitled at any time to file this agreement (or a copy) as a UCC financing statement, but the failure of Bellwether to do so shall not impair the validity or enforceability of this agreement.

            (f) Amendments. This agreement may be amended only by an instrument in writing executed jointly by Pledgor and Bellwether.

            (g) Multiple Counterparts. This agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement;
but, in making proof of this agreement, it shall not be necessary to produce or account for more than one such counterpart.

            (h) Parties Bound; Assignment. This agreement shall be binding on each party's successors and assigns; provided that Pledgor may not, without the prior written consent of Bellwether, assign any rights, duties, or obligations hereunder.

        EXECUTED as of the day and year first herein set forth.


ADDRESS:

3618 Robinhood                          _______________________________________
Houston, Texas 77005                    J. DARBY SERE


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